FROZEN FOOD GIFT GROUP, INC.
INDEPENDENT CONTRACTOR AGREEMENT

This Independent CONTRACTOR Agreement (the "Agreement") is made and entered into as of this 1st day of APRIL, 2011, by and between Frozen Food Gift Group, Inc., a Delaware corporation (the "Company") and Joseph Schmedding, ("Contractor"), residing in San Diego, California, respectively.

WHEREAS, the Company sells Ice Cream Gift Products (Business); and

WHEREAS, the Company desires to retain the CONTRACTOR to provide services, and CONTRACTOR desires to be so retained and to perform those services for the Company.

NOW, THEREFORE, CONTRACTOR and the Company agree as follows:

1. Character and Extent of Services. During the term of this Agreement, CONTRACTOR shall provide a variety of internet marketing services for the Company, specifically for the Business, including but not limited to Search Engine Optimization, Search Engine Marketing/Pay Per Click Marketing, social media consulting, and miscellaneous consulting.

2. Term. This Agreement shall commence on the date first above written and shall continue on a month-to-month basis, unless sooner terminated in accordance with the terms of this Agreement.

3. Independent Contractor. It is understood and agreed that CONTRACTOR is an Independent Contractor in the performance of this contract, that CONTRACTOR shall perform the contracting activity under the control of the Company as to the result of such activity only and not as to the means by which such result is accomplished and that CONTRACTOR is providing services on an as needed basis. Further, CONTRACTOR shall not be entitled to participate in any plans, insurance or similar benefits for Company employees, including, but not limited to, vacation pay, sick leave, holiday pay, retirement benefits, social security benefits, disability or unemployment insurance benefits, health or accident insurance, etc. CONTRACTOR is neither an agent nor employee of the Company, and has no authority whatsoever to bind the Company by contract or agreement of any kind. The Company shall not withhold federal or state income taxes from CONTRACTOR's fees payable hereunder and shall not pay FICA, state unemployment or other employment taxes or disability payments with respect to the CONTRACTOR, such items and such payments being the sole responsibility of the CONTRACTOR.

4. Compensation. For and in consideration of the services to be rendered by CONTRACTOR to the Company, it is agreed that the Company shall pay CONTRACTOR a monthly rate of $1,000 to be paid at the conclusion of each month of work in addition to $500 per month in shares of the company's common stock to be issued via stock certificate to CONTRACTOR on a quarterly basis.

5. Expenses. CONTRACTOR shall be solely responsible for all expenses incurred by the CONTRACTOR during the term of this Agreement and shall not be entitled to reimbursement from the Company unless otherwise agreed to in advance by the Company in writing.

6. Confidentiality. CONTRACTOR acknowledges that, in the course of providing services hereunder, CONTRACTOR will learn certain confidential information about the Company's business. CONTRACTOR agrees to keep all such information strictly confidential and not use it for CONTRACTOR's own benefit nor disclose or divulge such information to any person outside of the Company. The parties acknowledge that the provisions of this Section 6 shall not apply to any information which: (i) had been rightfully in the possession of the recipient prior to its disclosure to the recipient; (ii) had been in the public domain prior to its disclosure to the recipient; (iii) has become part of the public domain by publication or by any other means except an unauthorized act or omission on the part of the recipient; (iv) had been supplied to the recipient without restriction by a third party who is under no obligation to maintain such information in confidence; or (v) is required to be disclosed by any federal or state law, rule or regulation or by any applicable judgment, order or decree or any court or governmental body or agency having jurisdiction in the premises. The provisions of this Section 6 shall survive any termination or expiration of this Agreement.

7. Covenant Not to Compete. CONTRACTOR hereby agrees that CONTRACTOR will not, either during while engaged by the Company or during the period of one (1) year from the time of expiration or termination of this Agreement for whatever reason, engage in any business activities on behalf of any enterprise which competes with the Company in the Business, unless approved the by the Company in writing. CONTRACTOR will be deemed to be engaged in such competitive business activities if CONTRACTOR participate in such a business enterprise as an employee, officer, director, CONTRACTOR, agent, partner, proprietor, or other participant; provided that the ownership of no more than 2 percent of the stock of a publicly traded corporation engaged in a competitive business shall not be deemed to be engaging in competitive business activities.

CONTRACTOR further agrees that CONTRACTOR shall not for any other person, firm, corporation, partnership or other entity, for a period of one (1) year from the time CONTRACTOR'S engagement under this Agreement ceases (for whatever reason), directly or indirectly:

(i) solicit any sales agent, employee, former employee who was employed by the Company in the preceding 90 days or full-time CONTRACTOR of the Company for the purposes of hiring or retaining such sales agent, employee or CONTRACTOR,

(ii) contact any present or prospective client of the Company to solicit such a person to enter into a contract or arrangement with any competitor of the Company, or

(iii) make known the names and/or addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such clients.

The provisions of this Section 7 shall survive any termination or expiration of this Agreement.

8. Ownership of Work and Developments. All copyrights, patents, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship develop or created by CONTRACTOR during the course of performing work for the Company or its clients (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by CONTRACTOR for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by CONTRACTOR for hire for the Company, CONTRACTOR agrees to assign and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the CONTRACTOR may have in such Work Product. Upon the request of the Company, CONTRACTOR shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

Specifically relating to internet marketing work performed by CONTRACTOR, all work performed is owned by, and the property, of the Company, including but not limited to all login and password information for any websites, accounts, or similar that were obtained in the performance of CONTRACTOR's work for the Company.

Solely for purposes of Sections 6, 7, 8 and 9 hereof only, the term "Company" also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein. The provisions of this Section 8 shall survive any termination or expiration of this Agreement.

9. Remedies. CONTRACTOR acknowledges and agrees that the Company's remedy at law for a breach or threatened breach of any of the above provisions of Section 6, 7 and 8 would be inadequate and the breach shall per se be deemed as causing irreparable harm to the Company. In recognition of this fact, in the event of a breach by CONTRACTOR of any of the provisions of Section 6, 7 and 8 of this Agreement, CONTRACTOR agrees that, in addition to any remedy at law available to the Company, the Company shall be entitled to obtain injunctive relief, or any other appropriate equitable remedy, without having to post a bond or other security. It is expressly understood and agreed by CONTRACTOR that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of CONTRACTOR, such provision in this Agreement shall not be rendered void but shall be deemed to be amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable. The provisions of this Section 9 shall survive any termination or expiration of this Agreement.

10. Termination. This Agreement may be terminated by either party on thirty (30) days written notice to the other party. In the event of such termination, CONTRACTOR shall receive all sums owed through the date of termination and the Company shall have no further liability to CONTRACTOR thereafter.

11. Indemnification. CONTRACTOR shall indemnify, defend and hold harmless the Company, its parent, subsidiaries, affiliates and their directors, officers, employees, agents, successors and assigns from and against any and all third party claims, suits and liabilities (including reasonable attorney's fees) arising out of or resulting from, in whole or in part, any actual or alleged acts or omissions of CONTRACTOR in connection with the performance of or failure to perform CONTRACTOR'S obligations under this Agreement. The provisions of this Section 11 shall survive any termination or expiration of this Agreement.

The Company shall indemnify, defend and hold harmless CONTRACTOR, its parent, subsidiaries, affiliates and their directors, officers, employees, agents, successors and assigns from and against any and all third party claims, suits and liabilities (including reasonable attorney's fees) arising out of or resulting from, in whole or in part, any actual or alleged acts or omissions of the Company in connection with the performance of or failure to perform the Company's obligations under this Agreement. The provisions of this Section 11 shall survive any termination or expiration of this Agreement.

12. Representations of CONTRACTOR. CONTRACTOR has represented and hereby represents and warrants to the Company that CONTRACTOR is not subject to any restriction or non-competition covenant in favor of any other person or entity, and that the execution of this Agreement by CONTRACTOR and engagement by the Company and the performance of duties hereunder will not violate or be a breach of any agreement with a former employer or any other person or entity. Further, CONTRACTOR agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against CONTRACTOR based upon or arising out of any restriction or non-competition agreement or invention and secrecy agreement between CONTRACTOR and such third party. The provisions of this Section 12 shall survive any termination or expiration of this Agreement.

13. Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware.

14. Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument. A facsimile signature shall be considered the same as an original.

15. Arbitration. Any dispute or disagreement arising between the parties hereto in connection with this Agreement, which is not settled to the mutual satisfaction of the parties within thirty (30) days (or such longer period as may be mutually agreed upon) from the date that either party informs the other in writing that such dispute or disagreement exists, shall be submitted to arbitration in Wilmington, Delaware to a member of the American Arbitration Association ("AAA") to be mutually appointed by the parties (or, in the event the parties cannot agree on a single such member, to a panel of three members selected in accordance with the rules of the AAA). The dispute or disagreement shall be settled in accordance with the Commercial Arbitration Rules of the AAA and the decision of the arbitrator(s) shall be final and binding upon the parties and judgment may be obtained thereon in a court of competent jurisdiction. The prevailing party shall be entitled to recover from the other party the fees and expenses of the arbitrator(s) as well as reasonable attorneys' fees, costs and expenses incurred by the prevailing party.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first set forth above.

INDEPENDENT CONTRACTOR	FROZEN FOOD GIFT GROUP, INC.
[signature]	[signature]
Joseph Schmedding	Jonathan F. Irwin, CEO
4/1/11	4/1/11
Date	Date